                                                                  EXHIBIT 23.6

                         ARTESIAN LABORATORIES, INC.
                              630 Churchmans Road
                             Newark, Delaware 19702
                      (302) 453-6920     *     453-6986 (Fax)


                                                              November 5, 1996


To: U.S. Securities and Exchange Commission


                 Re: Commodore Separation Technologies, Inc.


Dear Sirs:

   We hereby consent to the reference to our name in the Prospectus Summary and in the Business sections of the Registration Statement on Form S-1 (No. 333-11813) of Commodore Separation Technologies, Inc.

                                             Very truly yours,


                                             ARTESIAN LABORATORIES, INC.


                                             By: /s/ Keith Hausknecht
                                                 ----------------------
                                               Keith Hausknecht
                                               President